Exhibit 10.11

EXTENSION TO CONVERTIBLE PROMISSORY NOTE

Scripps Safe, Inc., a Delaware Corporation, (the “Company”), and Greentree Financial Group Inc, (“Greentree”, and together with the Company, the “Parties”, and each, a “Party”), entered into a Convertible Promissory Note dated as of August 4, 2022 (the “Existing Note”).

WHEREAS, the Parties entered into Amendment No. 2 dated as of August 2, 2023 (the “Amendment”), to that certain convertible note dated August 4, 2022.

WHEREAS, the Parties entered into an extension of that convertible note to November 15, 2023.

WHEREAS, Scripps Safe is exercising an additional extension of three (3) months of this Existing Note, November 15, 2023, with an extended maturity date of February 15, 2024. The Company acknowledges the requirement to issue to the Holder 10,000 shares of the Company’s common stock, for this three (3) month Extension.

IN WITNESS WHEREOF, the Parties have executed this Extension notice and Acknowledgement on November ___th, 2023.

SCRIPPS SAFE, INC.		GREENTREE FINANCIAL GROUP, INC.
(“HOLDER”)

By		By:
Name:	Jacqueline Anz von Zwehl	Name:	R. Chris Cottone
Title:	Chief Executive Officer	Title:	Vice President